Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

Exhibit 10.2
ADDENDUM No. 2

CONTRACT:    VSM-GPS-031-2011

PURPOSE:	SALE & PURCHASE OF CHAZA AND GUAYUYACO CRUDE

SELLER:	SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED.
VALUE:        UNDETERMINED
The contracting parties, namely: ECOPETROL S.A., a decentralized entity of national order, created by Law 165 of 1948, with NIT 899.999.068-1, organized as a Mixed Company pursuant to the provisions of Article 2 of Law 1118 of 2006, attached to the Ministry of Mines and Energy, with its head office in Bogotá, D.C., whose Bylaws are contained entirely in Public Deed No. 5314 of December 14, 2007, granted by the Second Notary Public of the Circuit of Bogotá D.C. and registered with the Chamber of Commerce of Bogotá D.C., hereinafter and for the effects of this Addendum referred to as the “BUYER”, represented herein by JUAN PABLO OSPINA., of legal age and domiciled in this city, bearer of Citizen Identity Card Number 98.542.872 issued in Envigado, who in his capacity of Vice President of Supply and Marketing (acting) and in exercise of the authorization contained in the Manual of Authorizations to Contract, acts on behalf of and in representation of this Company, and on the other, SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED., with NIT 830.051.027-8, hereinafter the “SELLER” and represented herein by ALEJANDRA ESCOBAR HERRERA, bearer of ID No. 52.646.943, and IVAN TOBON GARCIA, bearer of ID No. 79.731.294, acting in their capacity of Joint Legal Representatives and duly authorized to enter into this Contract, as evidenced by Certificate of Incorporation and Legal Representation attached hereto and who states that neither he nor the Company he represents is affected by any cause of disqualification or incompatibility provided in the Political Constitution or in the Law that could prevent the execution of this Addendum.
Pursuant to the aforementioned conditions, BUYER and SELLER, who shall be referred to jointly as the Parties and individually as a Party, agree to enter into this Addendum, subject to the following:
CONSIDERATIONS AND REPRESENTATIONS

1.
That on June 27, 2011, ECOPETROL S.A. and SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED entered into Contract VSM-GPS-031-2011 whose purpose is the purchase of crude produced under the Santana Risk-Sharing Contract (CPR-Santana), under the Guayuyuco Association Agreement, and in Bloque Chaza, hereinafter the “Contract”.

2.	That on January 30, 2012, ECOPETROL S.A. and SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED entered into Addendum No. 1 of Contract VSM-GPS-031-2011, whose purpose is the change of the Delivery Points.

Cra. 7a No. 37-69 Piso 5, Bogotá, D.C. Colombia. Telephone:
(571) 2344606

Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

3.
That bearing in mind that the parties wish to continue the sale and purchase of the crude produced under the Guayuyaco Association Agreement, and in Bloque Chaza for the next four (4) months, it is necessary to sign this Addendum No. 2, hereinafter the “Addendum”.

4.
That only for documentary, evidentiary and invoicing effects it is deemed pertinent to modify the pricing and invoicing formulae of Contract VSM-GPS-031-2011, for which reason they are included in this Addendum No. 2.

5.
That the Administrator and Manager of Contract VSM-GPS-031-2011 have evaluated in coordination the need to modify and clarify the original Contract and its Addendum No. 1 by entering into this Addendum. Moreover, in compliance with the Contractor Management Procedure (ECP-DAB-P-032), the latest partial performance assessment of SELLER was duly presented.

6.
That for the effects of entering into this Addendum BUYER previously verified in the Fiscal Liabilities Bulletin prepared and published by the Comptroller-General of the Republic that SELLER does not appear in such Bulletin as one of the persons against whom a definitive ruling on fiscal liability has been issued and who have failed to satisfy the obligation contained therein. Moreover, BUYER implemented the control mechanisms related to the laundering of assets and developed the instruments for the adequate application of such mechanisms, pursuant to the Policy of Prevention of Laundering of Assets and of the Financing of Terrorism.

7.	That pursuant to the provisions of the Manual of Authorizations to Contract of ECOPETROL S.A., the Vice-President for Supply and Marketing is the person competent to enter into this Addendum.

8.	That in its expense budget BUYER has the respective budgetary availability for the execution of the Addendum referred to herein.

9.
That pursuant to the provisions of the Contracting Manual of BUYER and after analyzing the nature and manner of execution of the services rendered by the Parties under this Addendum, the Authorized Official has qualified the risk as low and therefore dispensed with requiring a guarantee by SELLER.

10.
That in attention to the contractual scheduling performed, the area of Tax Management of ECOPETROL S.A. was consulted in order to avoid any tax risk that might arise for the Company as a result of entering into and executing this Addendum.

Cra. 7a No. 37-69 Piso 5, Bogotá, D.C. Colombia. Telephone:
(571) 2344606

Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

11.
That in compliance with the Policy of Prevention of Laundering of Assets and of the Financing of Terrorism adopted by BUYER, the Legal Representative of SELLER declares, under oath and subject to the sanctions established in the Penal Code:

I.
That my resources (or the resources of the entity I represent) come from legal activities and are associated with the normal development of my activities (or the activities that are typical of the social purpose of the company I represent) and that, on the other hand, such resources do not come from any illegal activity among those contemplated in the Colombian Penal Code or in any regulation that may substitute, be added to or modify such Code.

II.
That I (or the entity I represent) have (has) not executed transactions or operations intended for any illegal activity that is contemplated in the Colombian Penal Code or in any regulation that may substitute, be added to or modify such Code, or in favor of persons involved in such activities.

III.
That the resources committed to Contract VSM-GPS-031-2011 or to the legal relationship with BUYER do not come from any illegal activity that is contemplated in the Colombian Penal Code or in any regulation that may substitute, be added to or modify such Code.

IV.
That in the execution of Contract VSM-GPS-031-2011 or the legal relationship with BUYER I will not contract nor will I have any contact with third parties who conduct operations or whose resources come from any illegal activity that is contemplated in the Colombian Penal Code or in any regulation that may substitute, be added to or modify such Code.

V.
That the entity I represent observes the regulations on prevention and control of the laundering of assets and financing of terrorism (LA/FT) that may be applicable to it (as the case may be), having implemented the LA/FT policies, procedures and prevention and control mechanisms that derive from such legal provisions. Certification model is attached in Exhibit 1.

VI.
That neither I nor the entity I represent, nor its shareholders, associates or partners who directly or indirectly hold FIVE PERCENT (5%) or more of the capital stock, contribution or participation, their legal representatives and members of the Board of Directors, figure on the international lists that are binding on Colombia according to international law (the United Nations lists) or on the OFAC lists, BUYER being empowered to conduct the investigations it deems appropriate and to terminate any commercial or legal relationship if it determines that any of such persons figures on the above-mentioned lists. Certification model is attached in Exhibit 2.

VII.
That no investigations or criminal procedures FOR INTENTIONAL CRIMES are under way against myself or the entity I represent, or its shareholders, associates or partners who directly or indirectly hold FIVE PERCENT (5%) or more of the capital stock, contribution or participation, their legal representatives and members of the Board of Directors, BUYER being empowered to conduct the verifications it deems appropriate

Cra. 7a No. 37-69 Piso 5, Bogotá, D.C. Colombia. Telephone:
(571) 2344606

Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

in public national or international databases or information and to terminate any commercial or legal relationship if it determines that there are ongoing investigations or procedures or there is information on such public databases that may place BUYER in a position of legal or reputational risk.

VIII.	That in the event that any of the situations described in the above two paragraphs occurs, I undertake to communicate same immediately to BUYER.

IX.
That by signing this document it is understood that both I and the natural or legal person I represent grant our informed consent, and we therefore authorize BUYER to communicate to the national authorities or those of any of the countries with which BUYER conducts operations, regarding any of the situations described in this document, as well as to provide the competent authorities of such countries with all the personal, public, private or semi-private information on me or on the natural or legal person I represent, that they may require. Furthermore, that BUYER submit any reports to the competent authorities that it deems appropriate pursuant to its regulations and manuals in relation to the system of prevention and/or administration of the risk of laundering of assets and financing of terrorism, releasing it from any liability in such regard.

X.
That all the documentation and information provided for the entering into and execution of the contract or legal business with BUYER is true and exact, BUYER being empowered to conduct the verifications it deems appropriate and to terminate the contract or the legal business if it determines or becomes aware that the above is not so.

XI.	That no other natural or legal person has an illegitimate interest in the Contract or legal business that is the reason for the signing of this declaration.

XII.
That I know, declare and accept that BUYER is under the legal obligation to request the clarifications that it considers appropriate in the event that circumstances arise based upon which BUYER may have reasonable doubts regarding my operations or the operations of the natural or legal person I represent, or the origin of our assets, in which case we undertake to provide the respective clarifications. If these are not satisfactory, in the opinion of BUYER, we authorize it to terminate any commercial or legal relationship.

Based on the above, the Parties

HEREBY AGREE

FIRST CLAUSE. Modify the SECOND CLAUSE. PRICE of Contract VSM-GPS-031-2011, which will now read as follows:

“SECOND CLAUSE. PRICE: The price to be paid for the crude that is the subject of this Contract, delivered at the Delivery Point(s) indicated in the Sixth Clause of the Addendum

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(571) 2344606

Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

No. 1, shall be established as indicated below for the different components that form part of the following formula(s):

A.	For crude exported as South Blend through the port at Tumaco and received in the Tumaco Plant:
Crude Price =         Marker – Port Operation Fee – Commercialization Fee
Each of the above elements is defined below:
Marker: Corresponds to the average export price for South Blend Crude in USD/bbl achieved by the International Trade Management of Ecopetrol S.A. (including crudes negotiated for the affiliates) in the month of deliveries through the Port at Tumaco. This price shall be reported by BUYER. The reference quality for South Blend is 29.3° API and 0.62% Sulfur (S). If no exports are made for the delivery month, the Parties shall apply as a provisional and definitive price the price defined in the First Paragraph of the Second Clause of this Document.
Port Operation Fee: Corresponds to a value of zero point seven zero one six United States Dollars (US$ 0.7016) per barrel.
Commercialization Fee: Corresponds to a value of one United States Dollar and fifty cents (US$ 1.50) per barrel

B.	For crude exported as Oriente Crude through Ecuador received at the Orito Station:

Crude Price =	Marker – Transportation (Delivery Site/Port of Shipment) – Transportation Tax – Commercialization Fee
Each of the above elements is defined below:
Marker: Corresponds to the real weighted average price of the exports made by BUYER of Oriente Crude in the month of deliveries or in those that include the crude dispatched by BUYER, through the Port of Balao associated with the deliveries. If no exports are made for the delivery month through the Port of Balao, the Parties shall apply the next export price which includes crude owned by BUYER.
Transportation (Delivery Site/Port of Shipment): Determined as the sum of the following fees:

Section	Resolution of the MME	100% Base Rate MME US$/BBL
Orito – San Miguel (OSO)	124572	2.3472
La Ye – Orito (OMO)	124560	0.5387
Total Transport		2.8859

•	Additionally, the fee charged by PETROECUADOR for the transportation of crude between San Miguel and the Port of Balao.
Transportation Tax: Determined as set forth in Article 52 of the Petroleum Code of Colombia for the national transport systems indicated in the above subsection. For the Ecuadorian section the respective tax, if applicable, shall be taken into account from the delivery site to the port of shipment.

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Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

Transportation System	100% Base Rate MME US$/BBL	Transport Tax %	Transport Tax US$/BBL
Orito – San Miguel (OSO)	2.3472	2%	0.0469
La Ye – Orito (OMO)	0.5387	2%	0.0108
Total Transport Tax	2.8859	2%	0.0577

Commercialization Fee: Corresponds to a value of one United States Dollar and fifty cents (US$ 1.5) per barrel

C.	For crude delivered to the Estación Dina to be exported through the port at Coveñas or for refining:

Crude Price =	Marker – Transportation (Delivery Site/Port of Shipment) – Transportation Tax – Commercialization Fee – Port Operation Fee – Unloading Fee
Each of the above elements is defined below:
Marker: Corresponds to the average export price of the Grupo Empresarial of the Vasconia export blend crude through the Port of Coveñas negotiated for the month of deliveries of crude. This price shall be reported by BUYER. The reference quality for Vasconia export blend crude is 24.8° API and 0.97% Sulfur (S). In the event that Grupo Empresarial Ecopetrol fails to export during the month of the deliveries, the marker shall correspond to the export average of Vasconia Crude reported by Argus and Platts for the month of the deliveries. This value shall be reported monthly by BUYER.
Transportation (Delivery Site/Port of Shipment): Determined as the sum of the fees established by the Ministry of Mines and Energy for the pipelines between Tenay and Coveñas. The pipeline transport fees will be adjusted yearly for the “Phi” factor in accordance with what is established by the Ministry of Mines and Energy. The fees to be applied for the year 2012 are:

Section	Approval Resolution	100% Base Rate MME US$/BBL
Tenay – Vasconia	OAM	2.6035
Vasconia – Coveñas ODC	ODC	1.7053
Total Transport		4.3088

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(571) 2344606

Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

Transportation Tax: Determined as set forth in Article 52 of the Petroleum Code of Colombia (or the regulation that modifies same) for the national transport systems indicated in the above subsection, as detailed below:

Section	MME Fee US$/bbl.	% Transport tax	Transport Tax US$/bbl.
Tenay – Vasconia	2.6035	2%	0.0521
Vasconia – Coveñas ODC	1.7053	2%	0.0341
Total Tax	4.3088		0.0862

Commercialization Fee: Corresponds to a value of one United States Dollars and fifty cents (US$ 1.5) per barrel
Port Operation Fee: Corresponds to a value of zero point six one one zero United States Dollars (US$ 0.6110) per barrel.
Unloading Fee: Corresponds to the value charged by the Vice-presidency of Production or the corresponding area for the unloading and handling service at Estación Dina. While this value is not available a value of zero US Dollars shall be applied per barrel (US$ 0.00/BBL).
PARAGRAPH ONE: The price determined using the above-mentioned formula comprises the different costs of transport, handling, metering and transport taxes for account of SELLER caused up until the delivery of the crude subject to this Contract at the Delivery Point(s); therefore BUYER shall not deduct or recognize any additional amount for the above concepts.
PARAGRAPH TWO: When the Parties agree on Delivery Point(s) other than those established in the Sixth Clause of this Contract, the price formula established in this Clause shall be modified in the transportation item, taking into account the crude transport fees and taxes per pipeline in force between the Delivery Point(s) and the exportation point that may apply. The marker will also be modified when applicable, by prior agreement between the Parties.
PARAGRAPH THREE: The reception and fiscal control costs in the case of the stations agreed upon between the Parties and which are not operated by ECOPETROL S.A. shall be directly recognized by SELLER to the respective operating company. BUYER will recognize no additional charge for such concepts.
PARAGRAPH FOUR: RENEGOTIATION OF PRICES. The Parties may request a review of the price established in this Clause provided the following events arise:

a)	A change of more or less two (2) degrees API in the quality of the crude oil produced in the contracted field/area/block/contract.

b)
A change of more or less two (2) degrees API in the quality of the Marker Crude during three (3) consecutive months. In such event the request for review shall be submitted during the month following the period of three (3) consecutive months.

c)	In the event that the Marker Crude disappears or it becomes necessary to define a new Marker.

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Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

The Parties shall have a term of thirty (30) business days to negotiate. If they reach an agreement, this shall be evidenced in an addendum signed by BUYER and SELLER and its content shall apply as of the day following the date on which such addendum is signed.
If, upon expiry of the thirty (30) business day period, an agreement has not been reached, BUYER or SELLER may inform the other its intention to terminate the Contract pursuant to its Twenty-Second Clause of this Contract.
The termination shall not release the Parties from performance of any obligations that may have already been caused.
PARAGRAPH FIVE: QUALITY SPECIFICATIONS. The quality of the crude received shall be certified by BUYER at the Delivery Point indicated in the Fifth Clause and shall meet the following quality specifications:

Field/Contract	Minimum API°	Maximum SULFUR (% weight)	Maximum BS&W (% volume)	Maximum SALT (lb./1000 bbl.)
Santana and Guayuyaco	29.0°	0.7	0.5	20.0
Chaza	29.0°	0.41	0.5	20.0

1.
The density of the crudes shall be determined using the ASTM-D-1298 laboratory method (Method for determining density, specific density (Specific Gravity) or API Gravity of the crude and liquid petroleum products by the Hydrometer method).

2.	The water and sediment content, BS&W shall be determined using the following methods:
Water in suspension ASTM-D4377 “Standard Test Method for Water in Crude Oils by Potentiometric Karl Fischer Titration” and Sediments ASTM-D473 “Standard Test Method for Sediment in Crude Oils and Fuel Oils by the Extraction Method”, for the content of water and sediment in the crude maximum individual values will be accepted of: 0.5% volume for water and 0.01% volume for sediments.

3.	The sulfur content shall be determined using the ASTM-D4294 ”Standard Test Method for Sulfur in Petroleum and Petroleum Products by Energy Dispersive X-ray Fluorescence Spectrometry”.

4.	The salt content shall be determined using the ASTM-D3230 method “Standard Test Method for Salts in Crude Oil (Electrometric Method)”

When the BS&W and Salt specifications of the crudes received at Estación Dina and at Estación Orito for crude exported as Oriente Crude through Ecuador indicated herein are not within the allowed margin, BUYER reserves the right to receive the crude and purchase it at a BS&W and Salt adjusted price. In such cases the crude price shall be adjusted according to the following tables:

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Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

BS&W Content % Volume	Correction (US$/bbl.)	Charged to
0.51 to 0.80	0.1	SELLER
0.81 to 1.00	0.2	SELLER
1.01 to 1.20	0.3	SELLER
1.21 to 1.50	0.4	SELLER
> 1.51	Will not be received
Salt Content Pounds per one hundred thousand barrels	Correction (US$/bbl.)	Charged to
20.1 to 30.0		SELLER
30.1 to 40.0		SELLER
40.1 to 60.0		SELLER
60.1 to 80.0		SELLER
80.1 to 100.0		SELLER
> 100.0	Will not be received

It shall be understood that SELLER shall make every effort possible to deliver the crudes subject to this Contract with the BS&W and Salt contents within the agreed parameters. Such corrections shall be applied to daily deliveries and for each batch delivered.
In the event that the deliveries of crude exceed the maximum values in the table (1.51% BS&W and 100 pounds of salt per one hundred thousand barrels) and if BUYER decides to opt to receive the crude, the Parties shall agree on the corresponding correction value and this shall be evidenced in an addendum signed by the Parties. In the event that an agreement is not reached, BUYER may reject the crude.

PARAGRAPH SIX: Reimbursable expenses: Reimbursable expenses shall not be more than forty million pesos (COP $ 40,000,000) without VAT per year and shall be previously authorized and approved by BUYER. For this concept solely and exclusively the cost of the independent inspector mentioned in the Second Paragraph of the Second Paragraph of the Fifth Clause of Contract VSM-GPS-031-2011 will be recognized.

The amount of the reimbursable expenses shall not form part of the value of Contract VSM-GPS-031-2011. The management of the reimbursable expenses shall be performed pursuant to the procedure that BUYER has in force for such type of expenditure (Exhibit 3).”

SECOND CLAUSE: Modify the THIRD CLAUSE. INVOICING AND PAYMENT of Contract VSM-GPS-031-2011, which shall now read:

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Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

“THIRD CLAUSE. INVOICING AND PAYMENT: SELLER shall invoice and collect from BUYER the value of the crude sold pursuant to the terms of this document, in the Bogota Accounts Payable office, within the first ten (10) working days of the month following the month of the delivery(-ies) of crude to BUYER. Within the first six (6) working days of the month following the deliveries, BUYER shall provide SELLER with the information that latter requires to prepare the corresponding invoicing. The invoices shall be submitted to the Accounts Payable office of BUYER in Bogotá and their valid presentation date for payment effects shall be that which is indicated as their date of reception in the Accounts Payable office of the BUYER in Bogotá. Invoicing shall be made based on the net volumes, free of water and sediment, corrected to sixty (60) degrees Fahrenheit received at the Delivery Point(s). The presentation of official forms Table N° 4 and/or Form N° 9SH of the Ministry of Mines and Energy shall be required for approval of invoices. In the event that the Ministry of Mines and Energy has failed to deliver Tables N° 4 and/or Form N° 9SH corresponding to the month being invoiced, Tables N° 4 and/or Form N° 9SH submitted to the Ministry of Mines and Energy that are pending signing shall be temporarily accepted, but every quarter SELLER shall send BUYER copies of Tables N° 4 and/or Form N° 9SH for the immediately preceding quarter duly processed and signed by the Ministry of Mines and Energy.

Bearing in mind the authorization of payments in foreign currency contained in Article 51 of External Resolution Number 8 of 2000 of the Board of Directors of the Banco de la República, which provides that the sale-purchases of nationally-produced crude oil and natural gas executed by BUYER and other entities dedicated to the industrial activity of petroleum refining may be paid in foreign currency, the invoicing that SELLER issues for the supply of crude to BUYER may be made in United States Dollars.

In all cases, payment shall be made 100% in Dollars at thirty (30) calendar days following the submission of the invoices duly processed, prior legal withholdings, if applicable. SELLER shall previously inform BUYER in writing the bank account where the respective payment is to be deposited.

FIRST PARAGRAPH: Deliveries to Port of Tumaco: Deliveries of crude shall be provisionally invoiced, based on the volumes and prices reported by the Crude Purchasing Coordination of Ecopetrol S.A. during the first six (6) business days following the end of the month of the deliveries; the final invoicing shall be made based on the volumes compensated in the official volumetric compensation document prepared by the Vice-presidency of Transport and Logistics of Ecopetrol or whoever takes its place.

Once the volumetric compensation is received, SELLER is responsible for invoicing and submitting to the Accounts Payable office of BUYER the respective adjustments, within the

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Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

following three (3) business days after receipt of the volumetric compensation, taking into account the date of receipt at the Accounts Payable office of Ecopetrol.

For the months when there are no exports of South Blend crude through the Port of Tumaco, the provisional price shall correspond to the weighted average by volume reported in the trade balance corresponding to the last month in which there has been exports of South Blend crude or the blend exported through the Port of Tumaco.

For the final invoicing, the final volumes volumetrically compensated by the Vice-presidency of Transport and Logistics (VIT) or whoever takes it place shall be invoiced at the weighted average export price per volume of South Blend or the blend exported through the Port of Tumaco for the month of deliveries or in the event no exports were made in the month of deliveries for the following month in which exports are made.

Pursuant to the conditions established in this Contract, no payments shall be made for volumes not received at the Tumaco plant.

SECOND PARAGRAPH. For deliveries to the Estación Orito for export through Ecuador: In the event that at the date of invoicing of the crude for export through the Port of Balao, there is no information on final export price, exported volumes or fees charged by Petroecuador, invoicing shall be done provisionally with the volume of crude dispatched from Estación Orito prorated according to the volumes delivered by each operator. The price used shall correspond to the arithmetical average of the daily quotes for Oriente crude reported by Platts for the days on which crude was pumped towards Lago Agrio.

THIRD PARAGRAPH. BUYER shall have a period of ten (10) business days, counted as of receipt of the crude sales invoices, to review or challenge them. If there are objections to the invoices, the reception date shall be that of the submission of the new invoice. BUYER shall inform SELLER, within the term provided, regarding any invoice that is objected in order that it be adjusted and corrected, clearly specifying the items that are to be adjusted and corrected and the corresponding reasons. SELLER shall respond to the objection within the ten (10) business days following its receipt, counted as of the moment that BUYER submits to SELLER all the documents that gave rise to the objection, unless the Parties decide by mutual agreement to extend such term due to the complexity of the objection or any other reasonable circumstance that so merits.

In the event that SELLER fails to respond to the objection within the specified term, the objection shall be deemed accepted by SELLER. If SELLER resolves the objection in favor of BUYER it will be understood that there was no payment obligation over the invoice originally submitted and which was subject to objection. If SELLER resolves the objection

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Addendum No. 2 Contract VSM-GPS-031-2011

in its favor, BUYER shall take the necessary steps to resolve the dispute as quickly as possible, based on the provisions of this Contract, for the purpose of making the payment of the sum left unpaid. To resolve any discrepancy, each of the Parties shall send the other Party copies of the documents that gave rise to the invoice and to the challenge. In the event that BUYER disagrees with the decision of SELLER, the provisions of the Seventeenth Clause of this document may be applied.

FOURTH PARAGRAPH: In the event of unjustified delay in the payment of invoices not timely challenged by BUYER pursuant to the provisions in the Third Paragraph of this Clause, BUYER shall accept to pay SELLER, as interest payable in Pesos, the maximum interest on arrears authorized by the Financial Superintendent of Colombia over the days of arrears effectively elapsed.

In order to assess the late-payment interest, the amount of the invoice(s) in US Dollars that is(are) in arrears shall first be converted into Colombian Pesos at the representative market exchange rate of the date of issue, as certified by the Financial Superintendent of Colombia.

The invoices for collection of interest shall be paid by BUYER thirty (30) calendar days following their receipt by BUYER.

Both BUYER and SELLER acknowledge that the invoices issued, as well as this Contract shall have right of execution and BUYER and SELLER expressly waive private or judicial requirements for constitution of arrears.

FIFTH PARAGRAPH: In the event that SELLER is interested in factoring the invoices issued in relation to this Addendum, it shall first offer such option to BUYER.

THIRD CLAUSE: Modify the FOURTH CLAUSE. TERMS of Contract VSM-GPS-031-2011, which shall now read:

“FOURTH CLAUSE. TERMS OF THE CONTRACT: The term of the Addendum shall commence upon its signing date and shall include the term of execution and that of liquidation.

The term of execution of the Contract shall be computed as of the signing of this document and shall terminate on the thirtieth (30th) of November, two thousand and twelve (2012).

Within a period of four (4) months counted as of the date of termination of the execution term of the Addendum, the Parties shall sign the respective liquidation minutes.

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Addendum No. 2 Contract VSM-GPS-031-2011

In the event that SELLER fails to appear at the liquidation or has not agreed to its content within the above-mentioned term, SELLER expressly authorizes BUYER to proceed to unilaterally liquidate within a period of two (2) months.”

FOURTH CLAUSE: This Addendum does not constitute novation of Modify of Contract VSM-GPS-031-2011 and its Addendum 1, whose clauses, the content of which has not been expressly clarified and specified in this document, shall remain in force.

FIFTH CLAUSE: TAXES: All the taxes that are caused by reason of the signing, development, execution and liquidation of this Addendum, except for those that correspond strictly to BUYER, are for the exclusive account of SELLER. BUYER shall make the tax withholdings established by Law over the accounts of SELLER.

SIXTH CLAUSE: The Parties agree to attribute the scope of transaction to the agreements contained in this document, pursuant to the provisions established in the regulations currently in force, thus maintaining the contractual, economic and financial balance of Contract VSM-GPS-031-2011.

SEVENTH CLAUSE: This Addendum is formalized by its signing by the Parties.

In evidence, two counterparts of the same tenor are signed in Bogotá D.C. on the thirty-first (31st) day of July, two thousand and twelve (2012)

THE SELLER	THE BUYER
/s/ Alejandra Escobar H. ALEJANDRA ESCOBAR H. Legal Representative /s/ Ivan Tobon G. IVAN TOBON G. Legal Representative	/s/ Juan Pablo Ospina JUAN PABLO OSPINA Vice-President for Supply and Marketing (acting)

EXHIBIT 1. Model certification of application of the LA/FT regulations for companies obliged to adopt the LA/FT prevention systems.
EXHIBIT 2. Certificate of shareholdings of associates, shareholders and partners with a participation of more than five percent (5%) in the capital stock.

Cra. 7a No. 37-69 Piso 5, Bogotá, D.C. Colombia. Telephone:
(571) 2344606

Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

EXHIBIT No. 1

MODEL CERTIFICATION OF APPLICATION OF THE LA/FT REGULATIONS FOR COMPANIES OBLIGED TO ADOPT THE LA/FT PREVENTION SYSTEMS

ONLY OBLIGATORY FOR COUNTERPARTIES WHO BY REASON OF LEGAL REGULATIONS ARE OBLIGED TO ADOPT LA/FT PREVENTION SYSTEMS

The purpose of this document is to certify before ECOPETROL S.A. that our entity has a SYSTEM FOR THE PREVENTION AND CONTROL OF LAUNDERING OF ASSETS AND FINDING OF TERRORISM, which fully complies with applicable Colombian regulations.

I, the undersigned, ___________, in my capacity of legal representative of Gran Tierra Energy Colombia Ltd. (THE ENTITY) hereby CERTIFY that:

1.	THE ENTITY complies with the Colombian rules and regulations related to the prevention and control of laundering of assets and financing of terrorism that are applicable to it.
Yes __         No ___

2.
THE ENTITY has in place the appropriate policies, manuals and procedures for the prevention and control of laundering of assets and financing of terrorism that are in full compliance with the regulations in force that are applicable to it.

Yes __         No ___

3.	Has THE ENTITY been involved in investigations for violation of the laws related to the Laundering of Assets and Financing of Terrorism?
Yes ___         No __

4.	Has THE ENTITY or any of its employees or directors been sanctioned for violation of the laws related to the Laundering of Assets and Financing of Terrorism?
Yes ___         No __
Please fill out the following details of the complying officer or employee:
Name:_____ __________________________________________________
Telephone:______________________________
Email:__________________________________
Address:_________________________________________________________________________

We declare that we authorize ECOPETROL S.A., either directly or through the persons it appoints, to verify and confirm the information provided herein including the effective application of the SYSTEM FOR THE PREVENTION AND CONTROL OF LAUNDERING OF ASSETS AND FINDING OF TERRORISM within our entity.

Comments:____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Cra. 7a No. 37-69 Piso 5, Bogotá, D.C. Colombia. Telephone:
(571) 2344606

Vice-Presidency for Supply and Marketing
Addendum No. 2 Contract VSM-GPS-031-2011

EXHIBIT No. 2

CERTIFICATE OF SHAREHOLDINGS OF ASSOCIATES, SHAREHOLDERS AND PARTNERS WITH A PARTICIPATION OF MORE THAN FIVE PERCENT (5%) IN THE CAPITAL STOCK

THIS CERTIFICATION IS ONLY REQUIRED IN THE CASE OF LEGAL ENTITIES WHICH, BY THEIR NATURE, THEIR SHAREHOLDERS OR ASSOCIATES DO NOT FIGURE IN THE CERTIFICATE OF THE CHAMBER OF COMMERCE

I hereby certify that the associates, shareholders or partners who have more than a FIVE PERCENT (5%) participation in the capital stock of the entity that I represent are the individuals or legal entities that appear in the list below:

NAME OF SHAREHOLDER, PARTNER OR ASSOCIATE	IDENTIFICATION	NUMBER OF SHARES, QUOTAS OR OUTSTANDING INTEREST	PARTICIPATION IN THE CAPITAL STOCK (%)

I hereby certify that the real and controlling beneficiaries of the entity that I represent are the following individuals:

Name	Identification

Name of the entity:_________________________________________________________________________
NIT:____________________________________________________________________________________
Name of the legal representative:____________________________________________________________
Identification Number______________________________________________________________________
Signature of the legal representative

__________________________________________________________________________________

Cra. 7a No. 37-69 Piso 5, Bogotá, D.C. Colombia. Telephone:
(571) 2344606